                              Attachment to Form 4

     Pursuant to Instruction 5(b)(v) of the General Instructions to Form 4, this
Form 4 is also being filed on behalf of the Reporting Persons set forth below.
All of the information set forth in the attached Form 4 for Michael A. Krupka is the same for the Reporting Persons set forth below unless otherwise noted.

                                                                              Amount of
                                                                              Securities
                                                    Non-                      Beneficially
                                      Derivative    Derivative   Securities   Owned           Ownership      Nature of
                                      Securities    Securities   Disposed of  Following       Form:          Indirect
                                      Disposed      Acquired     (D)          Reported        Direct (D) or  Beneficial
Name and Address of Reporting Person  (C)(1)        (C)(1)       Amount       Transaction(s)  Indirect (I)   Ownership
------------------------------------  ------------  -----------  -----------  --------------  -------------  -----------
Bain Capital Venture Fund 2001, L.P.    17,337,891    3,155,120   306,559     2,848,561           D
Bain Capital Venture Partners, L.P.     17,337,891    3,155,120   306,559     2,848,561           I            (2)
Bain Capital Venture Investors, LLC     20,173,844    3,671,200   356,703     3,314,497           I            (2)
Bain Capital Investors, LLC              2,835,953     516,080     50,144      465,936            I            (3)
BCIP Associates II                       2,399,526     436,661     42,427      394,234            I            (3)
BCIP Associates II-B                      436,427      79,419      7,717       71,702             I            (3)

                                        Signature of Reporting Persons:

                                        BAIN CAPITAL VENTURE INVESTORS, LLC for
                                        itself, on behalf of itself in its
                                        capacity as general partner of Bain
                                        Capital Venture Partners, L.P., in its
                                        capacity as general partner of Bain
                                        Capital Venture Fund 2001, L.P.

                                        By: /s/ Michael A. Krupka
                                            ------------------------------------
                                        Name: Michael A. Krupka
                                        Title: Managing Director

                                        BCIP Associates II
                                        BCIP Associates II-B
                                        By: Bain Capital Investors, LLC
                                            their Managing Partner
                                        By: Bain Capital Venture Investors, LLC
                                            its Attorney-in-Fact

                                        By: /s/ Michael A. Krupka
                                            ------------------------------------
                                        Name: Michael A. Krupka
                                        Title: Managing Director

                                        By: /s/ Michael A. Krupka
                                            ------------------------------------
                                            Michael A. Krupka